Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[•] Shares

Luxoft Holding, Inc

Class A Ordinary Shares

(No Par Value)

UNDERWRITING AGREEMENT

, 2013

UBS Limited

1 Finsbury Avenue

London EC2M 2PP

As Representative of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Luxoft Holding, Inc, a private company limited by shares incorporated and validly existing in good standing under the laws of the British Virgin Islands (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as the representative (the “Representative”), and IBS Group Holding Ltd. (the “Selling Shareholder”), proposes to sell to the several Underwriters, an aggregate of [•] Class A ordinary shares (the “Firm Shares”) of the Company, no par value (the “Ordinary Shares”), of which [•] Ordinary Shares will be issued and sold by the  Company and [•] Ordinary Shares will be sold by the Selling Shareholder.  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.  The Company and the Selling Shareholder are sometimes referred to herein collectively as the “Sellers”.  The Company and the Selling Shareholder also propose to sell at the Underwriters’ option an aggregate of up to [•] additional Ordinary Shares (the “Option Shares”) as set forth below.

As the Representative, you have advised the Company and the Selling Shareholder that (a) you are authorized to enter into this agreement (the “Agreement”) on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares, if you elect to exercise the option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER.

(a)  The Company and the Selling Shareholder jointly and severally represent and warrant to each of the Underwriters as follows:

(i)  A registration statement on Form F-1 (File No. 333-188765) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting in all material respects, at the time of filing thereof, the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, as amended at the time it became effective, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time the Registration Statement became effective is herein referred to as a “Preliminary Prospectus”.

(ii)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the

Company nor the Selling Shareholder  makes any representations or warranties as to information contained in or omitted from the General Disclosure Package or any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, in each case, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means    [a]/[p].m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule IV hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act (including any video communication), including without limitation any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Act, because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated June 12, 2013.

“Testing-the-Waters Communication” means any oral or written communication (other than the Preliminary Prospectus) with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(iii)  The Company has been duly incorporated and is validly existing as a private company limited by shares in good standing under the laws of the British Virgin Islands, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the significant subsidiaries of the Company within the meaning of Rule 1-02 of Regulation S-X and Luxoft Ukraine LLC is listed in Exhibit A hereto (collectively, the “Significant Subsidiaries”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement (the “Subsidiaries”). Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Neither the Company nor any of its Significant Subsidiaries has taken any action, nor have any other steps been taken or legal proceedings been commenced or threatened against any of them for the winding up, dissolution or any similar or analogous proceedings in any jurisdiction, or to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except for such jurisdictions where the failure to be so qualified would not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent, individually or in the aggregate, the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of capital stock of, or equity or participation interests in, each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, or equity or participation interests in, the Significant Subsidiaries are outstanding.

(iv)  The outstanding Ordinary Shares, including all shares to be sold by the Selling Shareholder, have been duly authorized and validly issued, are fully paid and non-assessable and no rights of first refusal or similar rights of shareholders exist with respect to any of such Shares or the sale thereof; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable, and no preemptive or similar rights of shareholders exist or will then exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Ordinary Shares.

(v)  The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General

Disclosure Package) is true and correct.  The authorized and issued shares of the Company conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities (other than securities issued in connection with any grant of share options pursuant to any of the Company’s equity incentive plans referenced in the Registration Statement, General Disclosure Package and the Prospectus); (ii) incurred any liability or obligation, direct or contingent, for borrowed money (other than immaterial, direct liabilities or obligations for borrowed money incurred in the ordinary course of business); or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(vi)  The Commission has not issued an order preventing or suspending the use of the Registration Statement  and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s or the Selling Shareholder’s knowledge, threatened by the Commission. The Registration Statement contains and any post-effective amendments or supplements thereto contain, and will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any post-effective amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the Closing Date or any Option Closing Date, and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Selling Shareholder makes any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such post-effective amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(vii)  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) under the Act, such that no filing of any “road show” (as defined in Rule 433(h) under the Act) is required in connection with the offering of the Shares.

(viii)  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(ix)  (a) At the time of filing the Registration Statement and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause (b), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(x)  The consolidated financial statements of the Company and its consolidated Subsidiaries, together with related notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the consolidated financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations and as applicable to foreign private issuers) comply in all material respects with Regulation G of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xi)  Ernst &Young LLC, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the

Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xii) Solely to the extent the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all reasonable steps to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 thereof related to loans) and is actively taking steps with regard to compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.  As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xiii)  There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company or the Selling Shareholder, threatened against the Company or any of its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the Company or the Selling Shareholder, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.  There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus.  There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xiv)  The Company and its Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries occupy their leased properties under valid and binding leases, except as would not reasonably be expected to have a Material Adverse Effect.

(xv)    The Company and its Subsidiaries have filed all tax returns which have been required to be filed by them and have paid all taxes indicated by such returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, except where a failure to file such tax returns or a failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect.

(xvi)  Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change or any development involving a prospective change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, that would reasonably be expected to have a Material Adverse Effect, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its  Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)  Neither (i) the Company nor any of its Significant Subsidiaries is or with the giving of notice or lapse of time or both, would be in violation of its memorandum of association or articles of incorporation or association, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other constitutive or organizational documents, as applicable, and (ii) the Company nor its Subsidiaries is or with the giving of notice or lapse of time or both, would be, (A) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (B) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii)(A) and (B), for such violations or defaults as would not reasonably be expected to have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the certificate formation, memorandum of association, articles of incorporation or association, charter, by-laws or other organizational or constitutive documents, as applicable, of the Company or any Significant Subsidiary, or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except for, in the case of clauses (x) and (z), such conflicts or breaches that would not reasonably be expected to have a Material Adverse Effect.

(xviii) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability company or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xix)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body required to be obtained by the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(xx)   Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxi)   Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their respective businesses as presently conducted; (ii) to the knowledge of the Company or the Selling Shareholder, neither  the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of,  or violation of, any Intellectual Property of any other person or entity; (iii) neither the Company nor any of the  Subsidiaries has received any written communication or written notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate,  or violate, any of the Intellectual Property of any other person or entity; and (iv) the Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by the Company or the Subsidiaries.

(xxii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, (ii) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (iii) the Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, and (iv) the Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(xxiii)  Neither the Company nor, to the Company’s or the Selling Shareholder’s knowledge, any of the Company’s affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares.

(xxiv)  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xxv)  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors have been advised of: (i) all material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) all significant deficiencies in the design or operation of internal control over financial reporting which have materially and adversely affected or are reasonably likely to materially and adversely affect the Company’s ability to record, process, summarize and report financial information; and (iii) any fraud that is known to the Company or the Selling Shareholder, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxvi)  The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii)  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii)  The operations of the Company and the Significant Subsidiaries are and have been conducted at all times, and to the Company’s and the Selling Shareholder’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Significant Subsidiaries are and have at all times been, in compliance with applicable financial record keeping and reporting requirements including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and the Significant Subsidiaries conduct business, the applicable, rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s and the Selling Shareholder’s knowledge, threatened.

(xxix)  Neither the Company, any of its Subsidiaries, nor, to the Company’s and the Selling Shareholder’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(xxx) Neither the Company, any of its Subsidiaries, nor, to the Company’s and the Selling Shareholder’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or any foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv)  is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject.  The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith.

(xxxi)  The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is customary for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in the countries in which the Company operates.

(xxxii)  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any “Controlled Group Member” (defined as any organization that is a member of a controlled group of corporations or groups of trades or businesses (whether or not incorporated) under common control which includes the Company, in each case within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder) would have liability (each a “Plan”)  is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any Controlled Group Member would have any liability (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived); and (b) neither the Company nor any Controlled Group Member has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is comprised of a master or prototype plan that has received an opinion letter from the Internal Revenue Service (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter and is awaiting a response from the Internal Revenue Service) and, to the knowledge of the Company and the Selling Shareholder, is so qualified and nothing has occurred, whether by action or by failure to act, which would result in the revocation or failure to issue any such determination letter or opinion letter.

(xxxiii)  There is no “affiliate” relationship, as defined by FINRA Rule 5121,  between any member of FINRA and any of the Company’s officers, directors or 5% or greater shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiv)  Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have a Material Adverse Effect; and, to the Company’s and the Selling Shareholder’s knowledge, there is no pending investigation which could reasonably be expected to lead to such a claim.

(xxxv)  The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(xxxvi)  There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries required to be described in the Registration Statement and the General Disclosure Package which have not been described in such documents as required.

(xxxvii)  No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xxxviii)  Except as would not reasonably be expected to result in a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company or the Selling Shareholder, is contemplated or threatened.

(xil)  Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xl) All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the British Virgin Islands be paid in United States dollars and may be freely transferred out of the British Virgin Islands. All such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, order, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in, the British Virgin Islands.

(xli) No stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Underwriters to the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (a) the execution, delivery or performance of this Agreement or (b) the issuance, sale or delivery of the Shares to the Underwriters; assuming that the Underwriters are not otherwise subject to taxation in the British Virgin Islands, no capital gains, income or other taxes are payable by or on behalf of the Underwriters to the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (a) the execution, delivery or performance of this Agreement or (b) the issuance, sale or deliver of the Shares to the Underwriters.

(xlii) The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands and will be honored by courts in the British Virgin Islands; the Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York, Borough of Manhattan and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(xliii)  The submission by the Company in Section 15 of this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, Borough of Manhattan constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of the British Virgin Islands.

(xliv)  Any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by British Virgin Islands courts, without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the British Virgin Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any British Virgin Islands court at the time the lawsuit is instituted in the foreign court.

(xlv) A final arbitration award rendered against the Company in an arbitration proceeding in compliance with the provisions of Section 15 of this Agreement will be recognized and enforced in the British Virgin Islands after compliance with the applicable procedures and rules and all other legal requirements in the British Virgin Islands.

(xlvi)  Upon execution and delivery, this Agreement will be in proper legal form under the laws of the British Virgin Islands for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws; and to ensure the legality, validity, enforceability, priority or admissibility in evidence if this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of the British Virgin Islands.

(xlvii)  It is not necessary under the laws of the British Virgin Islands that any Underwriter be licensed, qualified or entitled to carry on business in the British Virgin Islands to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the British Virgin Islands. The Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the British Virgin Islands solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(xlviii)  Under the laws of the British Virgin Islands, each registered holder of Shares is entitled to seek enforcement of its rights in a direct suit, action or proceeding against the Company; it is not necessary in order to enable any owner of Shares to enforce of its rights that such owner of the Shares be licensed, qualified or entitled to do business in the British Virgin Islands.

(xlix)  From the time of initial filing of the Registration Statement (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(l) The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(li)     As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  The Selling Shareholder represents and warrants as follows:

(i)  The Selling Shareholder now has  and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and marketable title or a valid security entitlement (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to the Firm Shares and the Option Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares. Upon payment for the Firm Shares and Option Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of one or more of the Underwriters, or as instructed by the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii) The Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.   The execution and delivery of this Agreement by the Selling Shareholder and the performance by the Selling Shareholder of its obligations hereunder will not (i) require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body to be obtained by the Selling Shareholder (except as may be required under the Act, state securities laws or Blue Sky laws); (ii) result in a breach of any of the terms and provisions of, or constitute a default under, organizational or constitutive documents of the Selling Shareholder,  or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or (iii) result in a breach of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Shareholder, except in the case of clause (iii), for such breaches that would not reasonably be expected to have a Material Adverse Effect.

(iii) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares and, other than as permitted by the Act, the Selling Shareholder has not distributed any prospectus or other offering material in connection with the offering of the Shares.

(iv)          Any information concerning the Selling Shareholder included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the Selling Shareholder is accurate and complete in all material respects.

(v)           No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby, which has not already been obtained or waived.

(vi)          There is no “affiliate” relationship, as defined by FINRA Rule 5121, between any member of FINRA and the Selling Shareholder, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(vii)         The Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(viii)        The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Shares.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $        net price per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.  The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.  The obligations of the Company and of the Selling Shareholder under this Section 2 shall be several and not joint.

(b)  Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company for the shares to be sold by it and, to an account designated by the Selling Shareholder for the shares to be sold by it, in each case against delivery of certificates thereof to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares.  The maximum number of Option Shares to be sold by the Company and the Selling Shareholder is set forth opposite their respective names on Schedule II hereto.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as the Representative of the several Underwriters, to the Company and the Selling Shareholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered.  If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and the Selling Shareholder as set forth on Schedule II hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares.  The time and date at which the Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  You, as the Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of (i) the

Company for the Option Shares to be sold by it and (ii) American Stock Transfer & Trust Company, LLC as paying agent for the Selling Shareholder for the Option Shares to be sold by the Selling Shareholder against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement among Underwriters entered into by you and the several other Underwriters.

4.             COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

(a)  The Company covenants and agrees with the several Underwriters that:

(i)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved, which approval shall not be unreasonably withheld, conditioned or delayed, by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(ii) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use, which approval shall not be unreasonably withheld, conditioned or delayed (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule IV hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act that has been reviewed and approved in writing in advance by the Representative, (ii)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(iii)  The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) upon becoming aware of the occurrence of any event within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(iv)  The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(v)  The Company will deliver upon the order of the Representative from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver upon the order of the Representative from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request.  The Company will deliver upon the order of the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  The Company will deliver to the Representative who so requests at or before the Closing Date, a conformed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative who so requests such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(vi)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(vii)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company will promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(viii)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(ix)  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) No offering, pledge, sale, contract to sell, short sale or other disposition of  Ordinary Shares or other securities convertible into or exchangeable or exercisable for Ordinary Shares  or derivative of Ordinary Shares  (or agreement for such), or public announcement of an intention to effect any such transaction, will be made for a period of 180 days after the date of the Prospectus (the “Lockup Period”), directly or indirectly, by the Company other than (i) the Shares to be sold hereunder, (ii) pursuant to any of the Company’s equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) in connection with the acquisition by the Company of the securities, business, property or assets of another person or entity in connection with strategic partnering transactions, or (iv)  with the prior written consent of the Representative, provided that, in the case of clause (iii), the aggregate number of ordinary shares issued or transferred in all such acquisitions and transactions does not exceed 5% of the outstanding Ordinary Shares of the Company following the offering of the Shares contemplated by this Agreement, and provided further that that with respect to clauses (ii) through (iv), it shall be a condition to the disposition, distribution or transfer that the transferee executes an agreement stating that the transferee is receiving or holding the securities subject to the provisions of this Agreement.

(xi)  The Company will use its reasonable best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange and maintain the listing of the Shares there.

(xii)  The Company has caused each officer and director of the Company, and shareholders and optionholders of the Company and its Subsidiaries listed on Schedule VI hereto, to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”).  If the Representative, in their sole discretion, agree to release or waive the restrictions set forth in a Lockup Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit C hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiii)  The Company shall apply the net proceeds received by it from its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xiv)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xv)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

(xvi)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xvii) The Company shall to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) the end of the Lockup Period.

(xviii) If, at any time following the distribution of any Written Testing-the- Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b)  The Selling Shareholder covenants and agrees with the several Underwriters that:

(i)  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) pertaining to the Selling Shareholder.

(ii)  The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iii)          The Selling Shareholder agrees that, without the prior written consent of the Representative, it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(iv)          During the Prospectus Delivery Period, the Selling Shareholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to the Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Selling Shareholder and the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company and the Selling Shareholder; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) the roadshow expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentation with the prior approval of the Company and travel, lodging and other expenses incurred by the officers and representatives of the Company and any such consultants (provided that the cost of any aircraft chartered for flights in connection with the roadshow shall be borne fifty percent (50%) by the Company, on the one hand, and fifty percent (50%) by the Underwriters, on the other hand); (v) the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, and in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission in connection with the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus; (vii) the filing fees and expenses (including related reasonable legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Shares, subject to an aggregate cap of $72,000; (viii) all expenses and application fees related to the listing of the Shares on of the New York Stock Exchange; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; and (xi) the expenses incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related reasonable fees and expenses of counsel for the Underwriters), subject to an aggregate cap of $25,000; provided, that except as otherwise explicitly provided in this Section 5 and Section 8 hereof, the Underwriters shall pay the costs and expenses incurred by them in connection with the offering of the Shares contemplated hereby, including the fees and expenses of their legal counsel.  The Selling Shareholder has agreed with the Company to reimburse the Company for a portion of such expenses.  Any transfer taxes imposed on the sale of the Shares by the Selling Shareholder to the several Underwriters will be paid by the Selling Shareholder based on the number of Shares to be sold.

In the event that (a) this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or (b) the Shares are not delivered because: (i) this Agreement is terminated by the Representative pursuant to Section 11 hereof (other than a termination pursuant to the occurrence of any event specified in Sections 11(ii), (iii) or (v) hereunder); or (ii) by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter (including, without limitation, such default as described in Section 9 hereof), the Company shall reimburse the several Underwriters for reasonable documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the contemplation of performing their obligations under this Agreement and the proposed purchase and offering of such Shares not so delivered as contemplated hereunder; provided, however, that the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or any Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to the Representative’s reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall be pending or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representative shall have received on the Closing Date and, if applicable, on any Option Closing Date, the opinions of the following legal counsel, dated such respective date, addressed to the Underwriters:

(i) an opinion and 10b-5 statement of White & Case LLP, U.S. counsel for the Company and Selling Shareholder substantially in the form of Annex A-1 and A-2 hereto, respectively;

(ii) opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company substantially in the form of Annex A-3 hereto;

(iii) opinion of Cains Advocates Limited, Isle of Man counsel for the Selling Shareholder substantially in the form of Annex A-4 hereto;

(iv) opinions of White & Case LLC and White & Case LLP, Russian and Romanian counsel for the Company substantially in the form of Annex A-5 and Annex A-6 hereto, respectively;

(v) opinion of Pyrgou Law Firm, Cyprus counsel for the Company substantially in the form of Annex A-7 hereto;

(vi) opinion of Salans LLP, Ukrainian counsel for the Company substantially in the form of Annex A-8 hereto;

(vii) opinion of Ogier, British Virgin Islands counsel for the Underwriters;

(viii) opinion of Appleby (Isle of Man) LLC, Isle of Man counsel for the Underwriters;

(ix) opinion of Sayenko Kharenko Law Offices LLC, Ukrainian counsel for the Underwriters;

(x) opinion of Clifford Chance Badea SCA, Romanian counsel for the Underwriters;

(xi) opinion of Patrikios Pavlou & Associates LLC, Cyprus counsel for the Underwriters; and

(xii) opinion of Anna Kravtsova, Head of Legal Department of the Company substantially in the form of Annex A-9 hereto.

(c) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or any Option Closing Date, as the case may be, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)  The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, any Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLC confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)  The Representative shall have received on the Closing Date and, if applicable, any  Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and of an authorized signatory of the Selling Shareholder to the effect that, as of the Closing Date or the Option Closing Date:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company and the Selling Shareholder contained in Section 1(a)  hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)    He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f)            The Underwriters shall have received on the Closing Date, and, if applicable, any Option Closing Date, as the case may be, a certificate with respect to financial data identified on Schedule V, dated such date, addressed to the Underwriters and signed on behalf of the Company by the Chief Financial Officer of the Company, in substantially the agreed form;

(g)           The Underwriters shall have received on the Closing Date and, if applicable, any Option Closing Date, as the case may be, a certificate of the Selling Shareholder to the effect that, as of the Closing Date or the respective Option Closing Date, as the case may be, it severally represents as follows:

(i)  The representations and warranties of the Selling Shareholder in respect of itself contained in Section 1(b) hereof only are true and correct as of the Closing Date or the respective Option Closing Date, as the case may be; and

(ii)  The Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(h)  The Company and the Selling Shareholder shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(i)  The Firm Shares and Option Shares, if any, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(j)  The Lockup Agreements described in Section 4(a)(xii) hereof shall be in full force and effect.

(k)  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholder.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Shareholder of such termination in writing in accordance with Section 10 hereof at or prior to the Closing Date or any Option Closing Date, as the case may be.

In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CERTAIN AGREEMENTS OF THE UNDERWRITERS.

Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule IV or prepared pursuant to Section 4(a)(ii) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”).

8.             INDEMNIFICATION.

(a) The Company and the Selling Shareholder agree, on a joint and several basis:

(i)  to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such affiliate or controlling person may become subject under the Act or otherwise (the “Losses”), insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that neither the Company nor the Selling Shareholder shall be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-

the-Waters Communication or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii)  to reimburse each Underwriter, each Underwriter’s affiliates, directors and officers, and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses incurred by such Underwriter, affiliate or controlling person in connection with investigating or defending any such Loss, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, affiliate or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)           Notwithstanding Section 8(a) hereof, the Selling Shareholder severally and not jointly with the Company, agrees to indemnify the Underwriters, each Underwriters’ affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any Losses (or actions or proceedings in respect thereof) to the same extent as indemnity is provided by the Company and the Selling Shareholder pursuant to Section 8(a) hereof; provided, however, that such Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished by or on behalf of such Selling Shareholder to the Company or the Representative, specifically for use therein.  This indemnity obligation will be in addition to any liability which such Selling Shareholder may otherwise have.

(c)  Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary

Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each of the Company or any such director, officer, Selling Shareholder or controlling person upon demand for any reasonable legal or other out-of-pocket expenses incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry relating to the offering of the Shares, whether or not the Company or any such director, officer, Selling Shareholder or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d)  In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted or made involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Sections 8(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the suit, action, proceeding  (including any governmental or regulatory investigation), claim or demand to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(a), (b) or (c) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel reasonably incurred related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Sections 8(a) or (b) hereof and by the Company and the Selling Shareholder, as applicable, in the case of parties indemnified pursuant to Section 8(c) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) Notwithstanding anything herein to the contrary, no indemnification or reimbursement provided for in Section 8(a) by the Selling Shareholder shall be available to any person who would otherwise be entitled to such indemnification or reimbursement (an “Underwriter Indemnified Party”) until such Underwriter Indemnified Party has first used its best efforts to pursue and exhaust all remedies (including the enforcement and collection of judgments or claims against the Company) it may have against the Company under Section 8(a); provided, that, for purposes of this Section 8(f), an Underwriter Indemnified Party shall be deemed to have used its best efforts to pursue and exhaust all remedies it may have against the Company, and may pursue any remedies it may have against the Selling Shareholder, if:

(i) an Underwriter Indemnified Party is in the process of pursuing remedies against the Company or, immediately prior to the time at which such Underwriter Indemnified Party commences the process of pursuing remedies against the Company, any of the following events has occurred and is continuing: (1) the Company files a petition, answer or any pleading seeking or acquiescing in any reorganization, liquidation or other relief under applicable bankruptcy or insolvency law; (2) the Company seeks or acquiesces in the appointment of a trustee (other than a trustee appointed solely for purposes of facilitating the issuance of any debt securities of the Company), receiver or liquidator of all or part of its assets; or (3) the Company makes a general assignment for the benefit of its creditors;

(ii) a court of competent jurisdiction: (1) appoints a trustee, receiver or liquidator of all or part of the Company’s assets; or (2) determines in any action, suit or proceeding that the Company is bankrupt or insolvent; or

(iii) a court or arbitration panel of competent jurisdiction enters a judgment or award in any action, suit or proceeding in favor of an Underwriter Indemnified Party for indemnification or reimbursement by the Company and the Company fails to execute or appeal such judgment or award within the shorter of any time period (x) provided by applicable law for such execution or appeal or (y) set forth in such judgment or award, as the case may be.

Notwithstanding any of the foregoing, if, in the reasonable judgment of any Underwriter Indemnified Party, the applicable statute of limitations for any potential action, suit or proceeding by such Underwriter Indemnified Party for indemnification against the Selling Shareholder will expire, such Underwriter Indemnified Party may name the Selling Shareholder in any action, suit or proceeding to which the Company is also a party solely for purposes of preserving any rights such Underwriter Indemnified Party may have to seek indemnification or reimbursement from the Selling Shareholder.

(g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its affiliates, directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its affiliates, directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(h) Notwithstanding anything in this Section 8 to the contrary, the liability of the Selling Shareholder pursuant to this Section 8 for any Losses (or actions or proceedings in respect thereof) that arise solely out of or are based upon the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any Written Testing-the-Waters Communication or any amendment or supplement thereto containing any untrue statement or alleged untrue statement of a material fact relating to the Selling Shareholder, or any omission or alleged omission to state therein a material fact relating to the Selling Shareholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, shall be limited to the gross proceeds (before deducting expenses) received by the Such Selling Shareholder from the sale of Shares by the Selling Shareholder pursuant to this Agreement.

9.             DEFAULT BY UNDERWRITERS.

If on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any other persons determined by the Underwriters, in consultation with the Company, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or  (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholder or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Nothing in this Section 9, and no action taken under this Section 9, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.          NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the

Underwriters, to        ,        , Attention:        , fax:        , with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, USA, Attention: Michael J. Zeidel, fax: (917) 774-2259; if to the Company, to Luxoft Holding, Inc, Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, Attention: Dmitry Loshchinin, Fax:        , with a copy to White & Case LLP, 5 Old Broad Street, London EC2N 1DW, United Kingdom, Attention Joshua G. Kiernan, fax: +44 (20) 7532-1001; if to the Selling Shareholder, to IBS Group Holding Ltd. at Kissack Court, 29 Parliament Street IM8 1AT, Ramsey, Isle of Man, fax: +1 201 505 9526 (with a mandatory copy to: +7 (495) 967 8097) attn.: Glen Granovsky with a copy to Yuliya Yukhadi, and a copy to White & Case LLP, 5 Old Broad Street, London EC2N 1DW, United Kingdom, Attention Joshua G. Kiernan, fax: +44 (20) 7532-1001.

11.          TERMINATION.

This Agreement may be terminated by you by notice to the Company and the Selling Shareholder (a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business which in the Representative’s judgment makes it impracticable or inadvisable to market the Shares or to consummate the transactions contemplated by this Agreement; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States which, in the Representative’s judgment, is so material and adverse as to make it impracticable or inadvisable to market the Shares or consummate the transactions contemplated by this Agreement; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State, the British Virgin Islands, the Russian Federation and other jurisdictions as applicable authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization  that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s Class A ordinary shares by the New York Stock Exchange, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a Material Adverse Effect on the securities markets in the United States; or

(b)  as provided in Sections 6 and 9 of this Agreement.

12.          SUCCESSORS.

This Agreement inures solely to the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.          INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the fifth, sixth, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.          GOVERNING LAW.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

15. DISPUTE RESOLUTION.

Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement), the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto or the offering of the Shares (a “Dispute”) shall be referred to and finally resolved by (a) arbitration in accordance with Section 14(a) under the Arbitration Rules (the “Rules”) of the London Court of International Arbitration (the “LCIA Court”) or (b) by court proceedings in accordance with Sections 15(b) and 15(c).

(a)           In relation to a Dispute being resolved by arbitration:

(i)      The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s).  If the third arbitrator is not so nominated within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s), the third arbitrator shall be appointed by the LCIA Court;

(ii)     In the event that either the claimant(s) or respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure.  In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all 3 arbitrators shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure, who shall designate one of them as chairman;

(iii)   If all the parties to a Dispute so agree, there shall be a sole arbitrator appointed by the LCIA Court as soon as possible, preferably within 15 days of such agreement;

(iv)   The seat of arbitration shall be London, England and the language of the arbitration shall be English;

(v)    Where disputes arise out of or in connection with this Agreement, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto or the offering of the Shares and any other contract, agreement or understanding which, in the reasonable opinion of the first arbitral tribunal to be appointed in any of the Disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that tribunal shall have the power to order that the proceedings to resolve the Dispute before it shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the first tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to their dispute being finally decided (a) by the tribunal who ordered the consolidation unless the LCIA Court decides that it would not be suitable or impartial (in which case by a replacement tribunal appointed in accordance with the Rules); and (b) in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the tribunal was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the tribunal in the consolidated proceedings.

(b)      Before an arbitrator has been appointed to determine a Dispute pursuant to Section 15(a) above, any party to the Dispute may by notice in writing to all other parties to the Dispute require that all Disputes or a specific Dispute be heard by a court of law. If any party to the Dispute gives such notice, the Dispute or Disputes to which such notice refers shall be determined in accordance with Section 15(c).

(c)     This Section 15(c) applies where any party to a Dispute has exercised the option to refer a Dispute to the court pursuant to Section 15(b).  A New York State court sitting in the City of New York, Borough of Manhattan, or a United States Federal court sitting in the City of New York, Borough of Manhattan, shall have exclusive jurisdiction to hear, decide or settle any and all Disputes of any kind or character, and each of the Sellers irrevocably submits to the exclusive jurisdiction of such courts.  The Company and the Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court had been brought in an inconvenient forum.  To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(d)      Each of the Company and the Selling Shareholder hereby irrevocably appoints Luxoft USA Inc., with offices at 225 West 34th Street Ste. 1707, New York, NY 10122 as its agent for service of process in any suit, action or proceeding arising out of or relating to a Dispute and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments and the paying of its own fees and expenses, that may be necessary to continue such appointment in full force and effect, in the case of the Company, for a period of seven (7) years from the date of this Agreement and, in the case of the Selling Shareholder, for a period of five (5) years from the date of this Agreement.  Service upon the Agent shall be deemed valid service upon the Sellers whether or not the process is forwarded to or received by the Sellers.  Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

(f) If for the purposes of obtaining judgment in any court or an arbitral award, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given or a final and binding arbitral award is rendered. The obligation of each of the Company and the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment or arbitral award in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and the Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment or arbitral award, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.    MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Shareholder acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Shareholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Shareholder do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company and the Selling Shareholder, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

LUXOFT HOLDING, INC

By:
Name:
Title:

IBS GROUP HOLDING LTD.

By:
Name:
Title:

1

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

UBS Limited As Representative of the several Underwriters listed on Schedule I hereto

UBS LIMITED

By:
Name:
Title:

By:
Name:
Title:

1

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased

UBS Limited
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
VTB Capital plc
Cowen and Company, LLC
Total:

1

SCHEDULE II

SCHEDULE OF OPTION SHARES

	Maximum Number	Percentage of
	of Option Shares	Total Number of
Name of Seller	to be Sold	Option Shares
Company
IBS Group Holding Ltd.
Total		100%

2

SCHEDULE III

1

SCHEDULE IV

1

SCHEDULE V

CERTAIN FINANCIAL DATA

2

SCHEDULE VI

DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES SUBJECT TO LOCK-UP

IBS Group Holding Ltd.

Rus Lux Limited

Luxoft SOP Company S.A.

Yevgeny Senderov

Dmitry Loshchinin

Mikhail Friedland

Roman Yakushkin

Przemyslaw Berendt

Roman Trachtenberg

Vadim Iasenik

Glen Granovsky

Stephen Eppleston

Brian Monk

Anatoly Karachinskiy

Thomas Pickering

Luxoft Employees

3

EXHIBIT A

SUBSIDIARIES

Subsidiary	Jurisdiction	Percentage Direct or Indirect Ownership
Luxoft USA Inc.	United States of America	100%
Luxoft International Company Limited	Cyprus	100%
Luxoft Eastern Europe Limited	British Virgin Islands	100%
Luxoft Professional LLC	Russia	100%
ITC Networks S.R.L.	Romania	100%
Luxoft Ukraine LLC	Ukraine	100%

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

, 2013

Luxoft Holding, Inc

10-3, 1-Volokolamsky proezd

123060 Moscow, Russia

UBS Limited

As the Representative of the

several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o UBS Limited

1 Finsbury Avenue

London EC2M 2PP

Ladies and Gentlemen:

The undersigned understands that UBS Limited, as the representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Luxoft Holding, Inc, a private company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), and some or all of its shareholders providing for the public offering by the Underwriters, including the Representative, of Class A ordinary shares, no par value (the “Ordinary Shares”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), Ordinary Shares which may be issued upon exercise of an option or warrant and any other security convertible into or exchangeable for Ordinary Shares), enter into any Hedging Transaction (as defined below) relating to the Ordinary Shares (each of the foregoing referred to as a “Disposition”) or make any public announcement of its intention to enter into any transaction which is designed to or would be reasonably expected to lead to or result in a Disposition, during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired, provided that this paragraph shall not apply in the case of a transaction pursuant to a “Plan” as a defined below.

The foregoing restrictions shall not apply to:

(i)        the Disposition of Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering; or

(ii)       Dispositions by gift, will or intestacy; or

(iii)      Dispositions to partners (limited or general), members or shareholders of the undersigned, any affiliate of the undersigned, or any investment fund or other entity controlled or managed directly or indirectly by the undersigned; or

(iv)     Dispositions to a member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or a member of the immediate family of the undersigned, provided that “immediate family” shall consist of the undersigned’s spouse or domestic partner, any lineal descendent, father, mother, brother or sister, step-father, step-mother, step-brother or step-sister, in-laws and adopted children of the undersigned; or

(v)      Dispositions by Luxoft SOP Company S.A. pursuant to the exercise of options to acquire Ordinary Shares pursuant to employee benefit plans as in effect on the date of the final prospectus relating to the Public Offering; or

(vi)     Dispositions to Luxoft SOP Company S.A. or to any shareholder of the Company, as required or permitted under any benefit plans solely in connection with the repurchase or forfeiture of Ordinary Shares acquired pursuant to employee benefit plans as in effect on the date of the final prospectus relating to the Public Offering; or

(vii)    Dispositions of Ordinary Shares to the Underwriters pursuant to the Underwriting Agreement;

provided, further, that with respect to subparagraph (i) through (iv) any such sale, disposition, distribution or other transfer does not trigger any public filing or public reporting requirement or obligation, or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and provided, further, that with respect to subparagraphs (ii) through (vi), it shall be a condition to the disposition, distribution or transfer that the distributee or transferee executes an agreement stating that the transferee is receiving or holding the securities subject to the provisions of this letter agreement.

If the undersigned is an “officer” or “director” (within the meaning of FINRA Rule 5131) of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, it will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Nothing in this letter agreement shall prevent the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of Ordinary Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or existence thereof by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, shall be required nor shall be voluntarily made by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, prior to the expiration of the Lock-Up Period.

The undersigned agrees that the Company may (i) with respect to any Ordinary Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Ordinary Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, this letter agreement shall be of no further force or effect and the undersigned shall be released from all obligations under this letter agreement (i) if the closing of the Public Offering has not occurred on or prior to December 31, 2013, (ii) the Company notifies the Representative in writing that it does not intend to proceed with the Public Offering, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder.

This letter agreement and any claim, controversy or dispute arising under or relating to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Any dispute arising out of or in connection with this letter agreement (a “Dispute”) shall be referred to and finally resolved by (a) arbitration in accordance with paragraph (a) below under the Arbitration Rules (the “Rules”) of the London Court of International Arbitration (the “LCIA Court”) or (b) by court proceedings in accordance with paragraph (b) and (c) below.

(a)           In relation to a Dispute being resolved by arbitration:

(i)            The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s).

If the third arbitrator is not so nominated within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s), the third arbitrator shall be appointed by the LCIA Court;

(ii)           In the event that either the claimant(s) or respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure.  In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court as soon as possible, preferably within 15 days of such failure, who shall designate one of them as chairman;

(iii)          If all the parties to a Dispute so agree, there shall be a sole arbitrator appointed by the LCIA Court as soon as possible, preferably within 15 days of such agreement;

(iv)          The seat of arbitration shall be London, England and the language of the arbitration shall be English;

(v)           Where disputes arise out of or in connection with this letter agreement and any other contract, agreement or understanding which, in the reasonable opinion of the first arbitral tribunal to be appointed in any of such disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that tribunal shall have the power to order that the proceedings to resolve such dispute before it shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the first tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to their dispute being finally decided (a) by the tribunal who ordered the consolidation unless the LCIA Court decides that it would not be suitable or impartial (in which case by a replacement tribunal appointed in accordance with the Rules); and (b) in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the tribunal was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the tribunal in the consolidated proceedings.

(b)           Before an arbitrator has been appointed to determine a Dispute pursuant to paragraph (a) above, any party to the Dispute may by notice in writing to all other parties to the Dispute require that the Dispute be heard by a court of law. If any party to the Dispute gives such notice, the Dispute shall be determined in accordance with paragraph (c) below.

(c)      This paragraph (c) applies where any party to a Dispute has exercised the option to refer a Dispute to the court pursuant to paragraph (b) above.  A New York State court sitting in the City of New York, Borough of Manhattan, or a United States Federal court sitting in the City of New York, Borough of Manhattan, shall have exclusive jurisdiction to hear, decide or settle any and all Disputes of any kind or character relating to this letter agreement and the undersigned irrevocably submits to the exclusive jurisdiction of such courts.  The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court had been brought in an inconvenient forum.  To the extent that the undersigned has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the undersigned irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

Very truly yours,

By:
Name:
Title

EXHIBIT C

FORM OF WAIVER

UBS Limited

1 Finsbury Avenue

London EC2M 2PP

Public Offering of Ordinary Shares

Luxoft Holding, Inc

[Date], 201[   ]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Luxoft Holding, Inc (the “Company”) of [      ] Class A Ordinary shares, no par value (the “Ordinary Shares”), of the Company and the lock-up letter dated [        ], 2013 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release], dated [        ], 201[   ] , with respect to [          ]  Ordinary Shares (the “Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [        ], 201[   ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

UBS LIMITED

By:
Name:
Title:

By:
Name:
Title:

cc:  Luxoft Holding, Inc

EXHIBIT D

FORM OF PRESS RELEASE

Luxoft Holding, Inc
[Date], 201[   ]

Luxoft Holding, Inc (the “Company”) announced today that the representative of the underwriters of the Company’s recent public sale of      Class A Ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to     Class A Ordinary shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          201[   ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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